UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): JUNE 29, 2007

CENTERLINE HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)	(Zip Code)

212-317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

This Form 8-K/A amends and restates the Form 8-K filed by Centerline Holding Company (the “Registrant”) on July 6, 2007 to clarify the amount of the credit limit increase available to the Registrant upon the exercise of the Accordion Option described below.

On June 29, 2007, the Registrant and Centerline Capital Group Inc. (“Centerline Capital Group”), a subsidiary of the Registrant, exercised their option (the “Accordion Option”) to increase the maximum amount available under the revolving credit facility established pursuant to an Amended and Restated Revolving Credit and Term Loan Agreement (the “Loan Agreement”), by and among the Registrant, certain affiliates of the Registrant and certain bank agents and lenders.  The Registrant and Centerline Capital Group exercised the Accordion Option by entering into the First Accordion Increase to Amended and Restated Revolving Credit and Term Loan Agreement (the “Accordion Agreement”), which is attached hereto as Exhibit 10.1 (and incorporated herein by reference).  The Accordion Agreement increases the available revolving credit facility from $250,000,000 to $320,000,000, which increases the total credit limit under the Loan Agreement from $500,000,000 to $570,000,000.  In addition, the Accordion Agreement provides that if the lenders increase their respective loan commitments, or alternatively new revolving loan commitments are undertaken as described in the Accordion Agreement, the available maximum revolving credit facility, and accordingly, the total credit limit may increase up to an additional $55,000,000 (for a total revolving credit facility increase up to $375,000,000 and a total credit limit up to $625,000,000).  The foregoing description of the Accordion Agreement is qualified in its entirety by reference to the full text of the Accordion Agreement.

Item 9.01.Financial Statements and Exhibits

(a).           Financial Statements

Not Applicable.

(b).           Pro Forma Financial Information

Not Applicable.

(c).           Exhibits

Exhibit 10.1                                First Accordion Increase to Amended and Restated Revolving Credit and Term Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

July 10, 2007